UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 25, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04.	Mine Safety - Reporting of Shutdowns and Patterns of Violations.
Section 1503(b)(1) of the Dodd-Frank Act requires the disclosure on a Current Report on Form 8-K of the receipt of an imminent danger order (an “Order”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 issued by the Mine Safety and Health Administration (“MSHA”).
On November 25, 2014, Pinnacle Mining Company, LLC (the “Company”), a wholly owned subsidiary of Cliffs Natural Resources Inc., received an Order from MSHA due to an elevated level of methane in a high cavity area at the Company’s mine in West Virginia. Crews quickly flushed the methane out of the area to return levels to normal, and the Order was terminated thereafter. The condition cited in the Order did not result in an accident or injury and is not expected to have a material adverse impact on the Company’s operations at the mine.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	December 1, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary